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                                                                    EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     (A) In connection with the Annual Report on Form 10-K of McLeodUSA Incorporated (the "Company") for the year ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Chris A. Davis, as Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, subject to item B below, to the best of my knowledge:

            (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

            (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

     (B) The certifications set forth in item A above are being made within the context of, and subject to, the facts and circumstances set forth below in this item B.

     In connection with its reorganization, McLeodUSA completed the sale of certain businesses, including Pubco and ICTC. In the most recent McLeodUSA Annual Report on Form 10-K, based on the requirements of SFAS 144, McLeodUSA reflected these businesses and other businesses that were sold as discontinued operations for the periods January 1, 2002 to April 16, 2002 and April 17, 2002 to December 31, 2002. In accordance with accounting principles generally accepted in the United States of America ("GAAP"), McLeodUSA was required to present its financial statements for the year ended December 31, 2001, reflecting these businesses as discontinued operations. McLeodUSA's former auditors, Arthur Andersen LLP ("Arthur Andersen"), audited McLeodUSA's financial statements and issued an audit opinion for the year ended December 31, 2001. On April 24, 2002, McLeodUSA engaged Deloitte & Touche LLP ("Deloitte & Touche") to serve as its independent accountants for fiscal year 2002. In order for McLeodUSA to comply with GAAP requirements related to the financial presentation for discontinued operations in accordance with Regulation S-X, McLeodUSA would be required to obtain a new audit opinion with respect to the year ended December 31, 2001. Since Arthur Andersen is no longer able to perform audits of publicly traded companies, Deloitte & Touche has informed McLeodUSA, consistent with Interpretations of SAS No. 58 (AU Section 508), that Deloitte & Touche would be required to re-audit McLeodUSA's financial statements for the year ended December 31, 2001 to provide McLeodUSA with an audit opinion on such financial statements.

     In light of McLeodUSA's reorganization, sale of businesses, and implementation of fresh-start accounting on April 16, 2002, McLeodUSA has determined that the expense and effort associated with a re-audit is not in the best interest of McLeodUSA or its stockholders. As an alternative to a re-audit McLeodUSA included in its most recent Annual Report on Form 10-K, unaudited consolidated financial statements, prepared in accordance with GAAP, reflecting the impact of the discontinued operations for the year ended December 31, 2001. In order for the Company to sell securities with a registration statement declared effective by the SEC, such registration statement must contain three years of audited financials. Should McLeodUSA elect to conduct a re-audit of 2001 in order to utilize such effective registration statements, McLeodUSA does not know if Deloitte & Touche would have any differences in opinion with the prior audit conducted by Arthur Andersen. At this time McLeodUSA is aware of no material differences of opinion.

 /s/ Chris A. Davis
-------------------------------
Name: Chris A. Davis
Title: Chief Executive Officer
Date: March 15, 2004

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended. A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.